As filed with the Securities and Exchange Commission on February 15, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

GOPRO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0629474
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3000 Clearview Way
San Mateo, CA 94402
(Address of Principal Executive Offices) (Zip Code)

2014 Equity Incentive Plan, as amended
2014 Employee Stock Purchase Plan

(Full Title of the Plans)
______________________

Nicholas Woodman
Chief Executive Officer
GoPro, Inc.
3000 Clearview Way
San Mateo, CA 94402
(Name and Address of Agent For Service)

(650) 332-7600
(Telephone Number, including area code, of agent for service)
______________________

Copies to:

Eve Saltman, Esq. GoPro, Inc. 3000 Clearview Way San Mateo, California 94402 (650) 332-7600	Dawn Belt, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500

______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for ☐
complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.0001 par value per share
- Reserved for future issuance under the 2014 Equity Incentive Plan	4,912,278(2)	$5.18(4)	$25,445,601.00(4)	$3,085.00(4)
- Reserved for future issuance under the 2014 Employee Stock Purchase Plan	1,637,426(3)	$4.4030(4)	$7,209,587.00(4)	$874.00(4)
TOTAL	6,549,704		$32,655,188.00	$3,959.00

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Class A Common Stock.

(2)	Represents an automatic increase to the number of shares available for issuance under the 2014 Equity Incentive Plan, as amended, effective January 1, 2019.
(3)	Represents an automatic increase to the number of shares available for issuance under the 2014 Employee Stock Purchase Plan, effective January 1, 2019.
(4)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class A Common Stock as reported on The Nasdaq Global Select Market on February 8, 2019. In the case of the 2014 Employee Stock Purchase Plan, this amount is multiplied by 85%, which amount is the percentage of the price per share applicable to purchases under the 2014 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, GoPro, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 6,549,704 additional shares of Class A Common Stock under the Registrant’s 2014 Equity Incentive Plan, as amended (“EIP”) and under the Registrant’s 2014 Employee Stock Purchase Plan (“ESPP” and together with the EIP, the “Plans”), pursuant to the provisions of the Plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on June 25, 2014 (Registration No. 333-197033), February 20, 2015 (Registration No. 333-202191), March 1, 2016 (Registration No. 333-209866), February 17, 2017 (Registration No. 333-216109) and February 16, 2018 (Registration No. 333-223081). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 15, 2019 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36514) filed with the Commission on June 20, 2014, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.01	Restated Certificate of Incorporation of the Registrant, with Certificate of Change of Registered Agent and/or Registered Office.	10-K	001-36514	3.01	February 15, 2019
4.02	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-200038	3.02	November 10, 2014
4.03	Form of Registrant’s Class A common stock certificate.	S-1	333-196083	4.01	May 19, 2014
4.04	2014 Equity Incentive Plan, as amended, and forms thereunder.	10-Q	001-36514	10.03	July 29, 2016
4.05	2014 Employee Stock Purchase Plan and forms thereunder.	S-1/A	333-196083	10.04	June 11, 2014
5.01	Opinion and Consent of Fenwick & West LLP.					X
23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X
24.01	Power of Attorney (included on signature page).					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, GoPro, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 15th day of February, 2019.

GoPro, Inc.

By:	/s/ Nicholas Woodman
Nicholas Woodman Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS , that the undersigned officers and directors of GoPro, Inc., a Delaware corporation, do hereby constitute and appoint Nicholas Woodman and Brian McGee, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Nicholas Woodman	Chief Executive Officer, Chairman and Director	February 15, 2019
	Nicholas Woodman	(Principal Executive Officer)

By:	/s/ Brian McGee	Chief Financial Officer	February 15, 2019
	Brian McGee	(Principal Financial and Accounting Officer)

By:	/s/ Tyrone Ahmad-Taylor	Director	February 15, 2019
Tyrone Ahmad-Taylor

By:	/s/ Kenneth Goldman	Director	February 15, 2019
Kenneth Goldman

By:	/s/ Peter Gotcher	Director	February 15, 2019
Peter Gotcher

By:	/s/ James Lanzone	Director	February 15, 2019
James Lanzone

By:	/s/ Alexander Lurie	Director	February 15, 2019
Alexander Lurie

By:	/s/ Susan Lyne	Director	February 15, 2019
Susan Lyne

By:	/s/ Frederic Welts	Director	February 15, 2019
Frederic Welts

By:	/s/ Lauren Zalaznick	Director	February 15, 2019
Lauren Zalaznick